UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2023

MERIDIAN BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3471 River Hills Dr

Cincinnati, Ohio 45244

(Address of principal executive offices including zip code)

(513) 271-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VIVO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Introductory Note

As previously disclosed, on July 7, 2022, Meridian Bioscience, Inc., an Ohio corporation (“Meridian”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SD Biosensor, Inc., a corporation with limited liability organized under the laws of the Republic of Korea (“SDB”), Columbus Holding Company, a Delaware corporation (“Parent”), and Madeira Acquisition Corp., an Ohio corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”, and together with SDB and Parent, the “Parent Parties,” and each individually a “Parent Party”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Ohio General Corporation Law, Merger Sub will merge with and into Meridian (the “Merger”), with Meridian surviving the Merger as a direct wholly owned subsidiary of Parent.

Additionally, as previously disclosed, on December 9, 2022, Meridian and the Parent Parties entered into a Letter Agreement (the “Letter Agreement”), modifying the Merger Agreement, such that all of the conditions to the Parent Parties’ obligation to complete the Merger have been satisfied (and are deemed to remain satisfied through the completion of the Merger), provided that Meridian is required to comply with certain covenants in the Merger Agreement through the completion of the Merger. Under the Letter Agreement, Meridian and the Parent Parties also agreed to, among other things, consummate the Merger on January 31, 2023.

On January 31, 2023, the Merger was consummated in accordance with the terms of the Merger Agreement and the Letter Agreement, and Parent, which at the time of Closing was wholly-owned and controlled by SDB, became the sole shareholder of Meridian. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Meridian’s common stock (subject to certain exceptions set forth in the Merger Agreement) was canceled and converted into the right to receive $34.00 in cash, without interest (the “Merger Consideration”).

The foregoing description of the Merger, the Merger Agreement and the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of (i) the Merger Agreement, a copy of which was filed by Meridian as Exhibit 2.1 to Meridian’s Current Report on Form 8-K filed on July 7, 2022 and is incorporated herein by reference, and (ii) the Letter Agreement, a copy of which was filed by Meridian as Exhibit 2.1 to Meridian’s Current Report on Form 8-K filed on December 12, 2022 and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2023, Parent, Merger Sub and, immediately after giving effect to the Merger, Meridian, entered into (i) a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) with Standard Chartered Bank (“SCB”), as administrative agent, SCB, Industrial Bank of Korea, The Export-Import Bank of Korea, JPMorgan Chase Bank, N.A., Kookmin Bank, New York Branch and Citibank N.A., Hong Kong Branch, as joint lead arrangers, and SCB, as coordinating bank and (ii) a Revolving Credit Facility Credit Agreement (the “RCF Credit Agreement”, and together with the Term Loan Credit Agreement, the “Credit Agreements”) with PNC Bank, National Association (“PNC”), as administrative agent, and PNC Capital Markets LLC, as sole lead arranger, sole bookrunner and syndication agent. The Term Loan Credit Agreement made available to Merger Sub, and after the consummation of the Merger, Meridian, an aggregate principal amount of $500 million, in the form of a term loan credit facility (the “Term Loan”). The RCF Agreement makes available to Merger Sub, and after the consummation of the Merger, Meridian, revolving loan commitments in an aggregate principal amount of $50 million (the “RCF Loan” and together with the Term Loan, the “Credit Facilities”). As of January 31, 2023, the principal amount of the RCF Loan outstanding was approximately $25.0 million. The Credit Facilities mature on January 31, 2028.

Borrowings under the Term Loan Credit Agreement bear interest at a rate equal to 3-month Term SOFR rate plus 2.80% per annum. Borrowings under the RCF Credit Agreement bear interest at a rate equal to, at the option of Meridian, either (x) 3-month Term SOFR rate plus2.80% per annum or (y) the Base Rate plus 2.80% per annum.

The Credit Facilities are guaranteed (i) by certain of Meridian’s material wholly-owned domestic and foreign subsidiaries, and such guarantors will pledge substantially all their assets as collateral under the Credit Facilities, and (ii) by SDB pursuant to Guaranty Agreements entered into by the administrative agents and SDB.

Each Credit Agreement contains customary representations, warranties and conditions to borrowing and customary affirmative and negative covenants, which include, but are not limited to, covenants that limit or restrict Meridian’s and all or certain of its subsidiaries’ ability to incur indebtedness and other obligations, grant liens to secure obligations, make investments, merge or consolidate, and dispose of assets outside the ordinary course of business, in each case subject to customary exceptions for credit facilities of this size and type.

The foregoing description of the Credit Agreements and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Term Loan Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, the RCF Credit Agreement, a copy of which is attached hereto as Exhibit 10.2, and the terms of each are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Merger and entry into the Credit Facilities, Meridian terminated all commitments and repaid in full all outstanding loans due under the Amended and Restated Credit Agreement, dated as of October 25, 2021, by and among Meridian, as borrower, the guarantors party thereto, the lenders party thereto, PNC Bank, National Association, as administrative agent, PNC Capital Markets LLC, as joint lead arranger and sole bookrunner, and Fifth Third Bank, National Association, as joint lead arranger and syndication agent.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note of this Current Report are incorporated herein by reference.

At the effective time of the Merger, each issued and outstanding share of Meridian’s common stock (other than shares that were cancelled under the Merger Agreement, or shares held by shareholders who have properly exercised their demand for appraisal or dissenters’ rights under Ohio law) was canceled and converted into the right to receive the Merger Consideration.

In addition, with respect to Meridian’s equity-based awards, pursuant to the terms of the Merger Agreement, at the effective time of the Merger:

•

Each option to purchase shares of Meridian common stock (each, an “Option”) granted under Meridian’s 2012 Stock Incentive Plan or 2021 Omnibus Award Plan (collectively, the “Meridian Stock Plans”) that was outstanding and unexercised (whether vested or unvested) was converted into the right of the holder to receive an amount in cash equal to the product of (i) the total number of shares of Meridian common stock subject to such Option, and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Meridian common stock set forth in such Option, less any required withholding taxes.

•

Each award of a right under any Meridian Stock Plans (other than awards of Options) entitling the holder thereof to shares of Meridian common stock or cash equal to or based on the value of issued and outstanding shares of Meridian common stock (a “Share Unit”) that was outstanding or payable was converted into the right of the holder to receive the Merger Consideration, less any required withholding taxes, in respect of a number of shares of Meridian common stock determined (i) in the case of Share Units subject to performance-based vesting conditions, the target number of shares of Meridian common stock, and (ii) in the case of Share Units not subject to performance-based vesting conditions, the total number of shares of Meridian common stock underlying such Share Units.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note and Item 2.01 of this Current Report are incorporated herein by reference.

On January 31, 2023, Meridian (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger, and (ii) requested that Nasdaq (A) suspend trading of Meridian’s common stock effective before the opening of trading on January 31, 2023, and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Meridian’s common stock will no longer be listed on Nasdaq. Upon effectiveness of such Form 25, Meridian intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the termination of registration of Meridian’s common stock under Section 12(g) of the Exchange Act and the suspension of Meridian’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and 5.03 of this Current Report are incorporated herein by reference.

Item 5.01	Change in Control of Registrant.

The disclosures under the Introductory Note and Item 2.01 of this Current Report are incorporated herein by reference.

As a result of the consummation of the Merger, a change in control of Meridian occurred. Following the consummation of the Merger, Meridian became a direct wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2023, following the consummation of the Merger, Jack Kenny and Andrew Kitzmiller were elected as the directors of Meridian. In accordance with the terms of the Merger Agreement, effective as of the effective time of the Merger, the following persons, who were directors of Meridian prior to the effective time of the Merger, are no longer directors of Meridian: James Anderson, Anthony Bihl III, Dwight Ellingwood, John McIlwraith, John Rice, Catherine Sazdanoff, and Felicia Williams.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

At the effective time of the Merger, the articles of incorporation and code of regulations of Meridian were amended and restated in accordance with the terms of the Merger Agreement. The amended and restated articles of incorporation and the amended and restated code of regulations of Meridian are filed as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On January 31, 2023, Meridian issued a press release (a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference) announcing the consummation of the Merger on January 31, 2023.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

3.1	Second Amended and Restated Certificate of Incorporation of Meridian Bioscience, Inc.

3.2	Amended and Restated Code of Regulations of Meridian Bioscience, Inc.

10.1	Term Loan Credit Agreement, dated January 31, 2023, by and between, among others, Columbus Holding Company, Madeira Acquisition Corp., Meridian Bioscience, Inc. and Standard Chartered Bank

10.2	Revolving Credit Facility Credit Agreement, dated January 31, 2023, by and between, among others, Columbus Holding Company, Madeira Acquisition Corp., Meridian Bioscience, Inc. and PNC Bank, National Association

99.1	Press Release, January 31, 2023, issued by Meridian Bioscience, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2023

MERIDIAN BIOSCIENCE, INC.

By:	/s/ Jack Kenny
Jack Kenny
President